UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2017
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02    Results of Operations and Financial Condition

On August 17, 2017, Stage Stores, Inc. (“we,” “our” or “registrant”) issued a news release reporting our unaudited financial results for the second quarter of fiscal 2017 and updating our guidance for fiscal 2017.

The news release included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted net (loss) income; (ii) adjusted diluted (loss) earnings per share; (iii) adjusted gross profit; (iv) adjusted selling, general and administrative expenses; (v) adjusted (loss) income before income tax; (vi) adjusted income tax benefit; and (vii) adjusted income tax rate. The non-GAAP financial measures exclude from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) after-tax charges related to (i) the acquisition of select assets of Gordmans Stores, Inc. and its subsidiaries, strategic store closures and impairments of approximately $2.2 million, or $0.08 per diluted share for the second quarter of fiscal 2017, and $6.2 million, or $0.23 per diluted share for the year-to-date 2017; and (ii) the consolidation our corporate headquarters, severance charges associated with a workforce reduction, store closures and other strategic initiatives of approximately $0.8 million, or $0.03 per diluted share, for the second quarter of fiscal 2016, and $1.1 million, or $0.04 per diluted share for the year-to-date 2016. Adjusted 2017 guidance excludes after-tax charges associated with the Gordmans acquisition, store closures, impairments and other strategic initiatives totaling approximately $0.23 per diluted share. The news release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP. We believe this supplemental financial information enhances an investor’s understanding of our financial performance as it excludes those items which impact comparability of operating trends.  The non-GAAP financial information should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP.  Moreover, non-GAAP financial information as reported by us is not necessarily comparable to other similarly titled measures of other companies due to the potential inconsistencies in the method of presentation and items considered.

Attached as Exhibit 99 to this Form 8-K is a copy of the news release, including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibit 99 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing. By furnishing the information in this Form 8-K and the attached exhibit, we are making no admission as to the materiality of any information in this Form 8-K or the exhibit.

Item 8.01    Other Events.

In our news release issued on August 17, 2017, we also announced that our Board of Directors declared a quarterly cash dividend of $0.05 per share on our common stock, payable on September 13, 2017 to shareholders of record at the close of business on August 29, 2017.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

99	Stage Stores, Inc. news release dated August 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: August 22, 2017	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer